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                                                                    EXHIBIT 5(b)




            [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



                                        June 12, 1997



CMS Energy Corporation
CMS Energy Trust I
CMS Energy Trust II
c/o CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive, Suite 1100
Dearborn, MI 48126

                      Re:     CMS Energy Corporation;
                              CMS Energy Trust I;
                              CMS Energy Trust II;
                              Registration Statement on Form S-3

Ladies and Gentlemen:

                 We have acted as special Delaware counsel to (1) CMS Energy Corporation (the "Company"), a corporation organized under the laws of the State of Michigan and (2) CMS Energy Trust I and CMS Energy Trust II (each a "CMS Trust" and, together, the "CMS Trusts"), statutory business trusts formed under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-27849), filed by the Company and the CMS Trusts with the Securities and Exchange Commission (the "Commission") on May 27, 1997 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 thereto to be filed on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of the preferred securities (the "Preferred Securities") of each of the CMS Trusts and certain other securities.

                 The Preferred Securities of each CMS Trust are to be issued pursuant to the Amended and Restated Trust
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CMS Energy Corporation
June 12, 1997
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Agreement of such CMS Trust (each a "Trust Agreement"), each such Trust
Agreement being among the Company, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee and Alan M. Wright and Thomas A. McNish, as administrative trustees.

                 This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the CMS Trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on May 22, 1997;
(ii) the form of the Trust Agreement of each of the CMS Trusts, as filed as an exhibit to the Registration Statement; and (iii) the form of the Preferred Securities of each of the CMS Trusts. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the CMS Trusts, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Trust Agreement of each CMS Trust, and the Preferred Securities of each CMS Trust, when executed, will conform to forms thereof reviewed by us. As to any facts material to the opinions expressed herein
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CMS Energy Corporation
June 12, 1997
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which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the CMS Trusts and others.

                 Members of our firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

                 Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities of each CMS Trust, when the Trust Agreement of such CMS Trust is duly executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Trust Agreement of such CMS Trust, will be duly authorized for issuance and, when issued and executed in accordance with the Trust Agreement of such CMS Trust and delivered and paid for as set forth in the form of prospectus supplement for the Preferred Securities included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such CMS Trust. We bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Trust Agreement of such CMS Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such CMS Trust to exercise its rights and powers under the Trust Agreement of such CMS Trust.

                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the prospectus supplement included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise express-
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CMS Energy Corporation
June 12, 1997
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ly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.



                                        Very truly yours,



                                        SKADDEN, ARPS, SLATE,
                                          MEAGHER & FLOM LLP